Exhibit 99.1

For Immediate Release:

Yew Bio-Pharm Group Announces the Launch of Its New E-Commerce Website

EL MONTE, Calif., June 9, 2017 /PRNewswire/ -- Yew Bio-Pharm Group, Inc. (“Yew Bio” or the “Company”) (YEWB), a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine, handicraft products made from yew timber, and yew candle and soap made with yew essential oil in China, today announced the launch of the new E-Commerce website for its new subsidiary MC Commerce Holding Inc. The website went live on June 7, 2017 under the URL: http://www.yewshop.com.  The Company is expanding into the network marketing industry with the launch of its website and plans to retail yew essential oil related products such as yew oil candles, yew oil soap and so forth. Yew essential oil, mainly extracted from the tips and leaves of yew trees, contains a mass amount of beneficial and healthy substance as mentioned in many leading scientific articles.

“I am very glad to see our business model transforming since from the year of 2016,” said Mr. Zhiguo Wang, Chairman and Chief Executive Officer of Yew Bio-Pharm Group. “We have changed our product categories from single yew tree raw materials and yew seedling sales to yew derivatives sales. We added yew oil candles, yew oil soap products during the years of 2015 and 2016. Our revenues for candle and soap products sales were mainly generated from commercial customers in the past two years. With the step of launching our new E-Commerce website, we will establish a direct sales channel to bypass the intermediaries, and will accelerate our progress to become a comprehensive yew related products provider.”

“We also announced recently a retail store establishment at San Gabriel City in California. The retail store will mainly focus on promoting and selling our yew candles, yew oil soap, and some other yew merchandises. We expect to use physical store experience integrated with online E-Commerce to increase our terminal direct sales. Meanwhile, we started our TV and media marketing from the middle of May 2017, and our yew oil candle and soap products had been broadcasted through major media providers of North America such as North American Phoenix TV, Sino TV, Cti TV and so forth. Accompanied by progressive strategy towards market contact, we believe our yew series products will attract large numbers of U.S. customers in the future.”

ABOUT YEW BIO-PHARM GROUP, INC

Yew Bio-Pharm Group, Inc., through its operating entity, Harbin Yew Science and Technology Development Co., Ltd. (HDS), is a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine (TCM) and products made from yew timber in China. Raw materials from the species of yew trees contain Taxol, and TCM containing yew raw material has been approved as a traditional Chinese medicine in China for secondary treatment of certain types of cancer.  The Company uses a patented, accelerated growth technology to speed the growth, maturity, and commercialization of yew trees. The Company also began to sell yew oil series products such as yew oil candles and yew oil soap from the year of 2015. To learn more, please visit www.yewbiopharm.com

SAFE HARBOR

This press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: our ability to collect from our largest customers; our dependence on a small number of customers for raw materials, including a related party; our ability to continue to purchase raw materials at relatively stable prices; our dependence on a small number of customers for our yew trees for reforestation; our ability to market successfully raw materials used in the manufacture of traditional Chinese medicines; and our ability to receive continued preferential tax treatment for the sale of yew trees and potted yew trees.  From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K. Yew Bio does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as required under applicable law.

Company Contact:

Henry Pang

Yew Bio-Pharm Group, Inc.

Tel: (626) 401-9588

hpang@yewbiopharm.com